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February 22, 2024

PG&E Corporation Delivers High End of Guidance for Full-Year 2023 and Increases 2024 Earnings Guidance

•GAAP earnings were $1.05 per share for the year and $0.43 per share for the fourth quarter of 2023, compared to earnings of $0.84 and $0.24 per share, respectively, for the same periods in 2022.
•Non-GAAP core earnings were $1.23 per share for the year and $0.47 per share for the fourth quarter of 2023, compared to $1.10 and $0.26 per share, respectively, for the same periods in 2022.
•2024 EPS GAAP guidance increased from $1.08 to $1.12 per share (previously) to $1.10 to $1.14 per share.
•2024 EPS non-GAAP core guidance increased from $1.31 to $1.35 per share (previously) to $1.33 to $1.37 per share.
•No equity issued in 2023; forecasting no equity needs in 2024.
•2023 non-fuel O&M costs reduced by 5.5%, as compared to 2022; exceeded annual reduction target of 2% for the second year in a row.
•Five-year capital plan increased to $62 billion through 2028, a 20% increase to support critical customer infrastructure improvements.
•Non-GAAP core EPS growth guidance of at least 9% extended to 2027 and 2028.

OAKLAND — “Our story of progress continued in 2023, including further reducing wildfire ignitions and burying more powerlines than any prior year—all while achieving overall non-fuel operating and maintenance cost savings of more than 5%. We’re excited about the future we’re creating for our customers and investors—differentiating ourselves on safety and financial performance while building a system that meets the climate challenges of tomorrow,” said PG&E Corporation CEO Patti Poppe.

PG&E Corporation (NYSE: PCG) recorded full-year 2023 income available for common shareholders of $2,242 million, or $1.05 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with income available for common shareholders of $1,800 million, or $0.84 per share, for the full year 2022.

The increase in year-over-year GAAP earnings is primarily driven by an increase in customer capital investment, as approved in the 2023 General Rate Case final decision and which earns an equity return as approved in the cost of capital proceeding. Other drivers include non-fuel operating and maintenance savings achieved for the full year including resource management, efficiencies, and planning and execution improvements, net of amounts reinvested back into the business to fund various programs such as standing up new Model Yards utilizing PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) Lean operating system, and additional employee training resources. Additional drivers include lower costs related to PG&E Corporation’s and the Utility’s reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (Chapter 11) and lower wildfire-related costs.

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $2,630 million, or $1.23 per share, for the full year 2023, compared with $2,343 million, or $1.10 per share, for the full year 2022.

The increase in year-over-year non-GAAP core earnings is primarily driven by an increase in customer capital investment, as approved in the 2023 General Rate Case final decision and which earns an equity return as approved in the cost of capital proceeding. Other drivers include non-fuel operating and maintenance savings achieved for the full year including resource management, efficiencies, and planning and execution improvements, net of amounts reinvested back into the business to fund various programs such as standing up new Model Yards utilizing PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) Lean operating system, and additional employee training resources.

Non-core items, which management does not consider representative of ongoing earnings, totaled $388 million after tax, or $0.18 per share, for the full year 2023, compared with $543 million after tax, or $0.25 per share, for the full year 2022.

5.5% non-fuel O&M reduction is calculated based on the prior year's operating and maintenance costs, excluding non-core items, balancing account deferrals, redeployment above base plan, property taxes, and certain state-mandated programs where the Utility’s role is to facilitate achieving public policy goals regarding energy efficiency, the cost of which the Utility recovers.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings to consolidated earnings available for common shareholders.

2024 Guidance

PG&E Corporation is increasing 2024 GAAP earnings guidance in the range of $1.10 to $1.14 per share (previously $1.08 to $1.12 per share). The midpoint of this new range is up seven percent from the year-end result of $1.05 per share. Factors driving GAAP earnings include costs related to unrecoverable interest expense of $285 to $365 million after tax and other earnings factors, including allowance for funds used during construction equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs. Additional factors include the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability, PG&E Corporation’s and the Utility’s reorganization cases under Chapter 11, wildfire-related costs, and investigation remedies, partially offset by prior period net regulatory impact.

The guidance range for projected 2024 non-GAAP core earnings is increased to $1.33 to $1.37 per share (previously $1.31 to $1.35 per share). The midpoint of this new range is up ten percent from the year-end result of $1.23 per share. The guidance range for non-core items, which management does not consider representative of ongoing earnings, is $480 million to $490 million after tax.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, and certain other factors.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on February 22, 2024, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its fourth quarter and full year 2023 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Fourth Quarter and Full Year 2023 Earnings Call

When: Thursday, February 22, 2024 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through February 29, 2024, by dialing (800) 770-2030. International callers may dial (647) 362-9199. For both domestic and international callers, the confirmation code 92587 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Wildfire and Safety Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland, California. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans, and strategies of PG&E Corporation and the Utility, including earnings guidance and equity financing requirements for 2024, as well as operating cost savings and capital investments. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2023 and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC’s website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	Year ended December 31,
	2023	2022	2021
Operating Revenues
Electric	$17,424	$15,060	$15,131
Natural gas	7,004	6,620	5,511
Total operating revenues	24,428	21,680	20,642
Operating Expenses
Cost of electricity	2,443	2,756	3,232
Cost of natural gas	1,754	2,100	1,149
Operating and maintenance	11,924	9,809	10,200
SB 901 securitization charges, net	1,267	608	—
Wildfire-related claims, net of recoveries	64	237	258
Wildfire Fund expense	567	477	517
Depreciation, amortization, and decommissioning	3,738	3,856	3,403
Total operating expenses	21,757	19,843	18,759
Operating Income	2,671	1,837	1,883
Interest income	606	162	20
Interest expense	(2,850)	(1,917)	(1,601)
Other income, net	272	394	457
Reorganization items, net	—	—	(11)
Income Before Income Taxes	699	476	748
Income tax provision (benefit)	(1,557)	(1,338)	836
Net Income (Loss)	2,256	1,814	(88)
Preferred stock dividend requirement of subsidiary	14	14	14
Income (Loss) Attributable to Common Shareholders	$2,242	$1,800	$(102)
Weighted Average Common Shares Outstanding, Basic	2,064	1,987	1,985
Weighted Average Common Shares Outstanding, Diluted	2,138	2,132	1,985
Net Income (Loss) Per Common Share, Basic	$1.09	$0.91	$(0.05)
Net Income (Loss) Per Common Share, Diluted	$1.05	$0.84	$(0.05)

Reconciliation of PG&E Corporation’s Consolidated Earnings Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
Fourth Quarter and Full Year, 2023 vs. 2022
(in millions, except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	Earnings		Earnings per Common Share		Earnings		Earnings per Common Share
(in millions, except per share amounts)	2023	2022	2023	2022	2023	2022	2023	2022
PG&E Corporation’s Earnings/EPS on a GAAP basis	$919	$513	$0.43	$0.24	$2,242	$1,800	$1.05	$0.84
Non-core items: (1)
Amortization of Wildfire Fund contribution (2)	83	90	0.04	0.04	408	344	0.19	0.16
Bankruptcy and legal costs (3)	8	14	—	0.01	89	216	0.04	0.10
Fire Victim Trust tax benefit net of securitization (4)	(77)	(139)	(0.04)	(0.07)	(262)	(418)	(0.12)	(0.20)
Investigation remedies (5)	3	17	—	0.01	24	93	0.01	0.04
Prior period net regulatory impact (6)	(6)	—	—	—	(24)	(11)	(0.01)	(0.01)
Strategic repositioning costs (7)	—	—	—	—	3	65	—	0.03
Wildfire-related costs, net of insurance (8)	76	64	0.04	0.03	150	254	0.07	0.12
PG&E Corporation’s Non-GAAP core earnings/EPS (9)	$1,006	$560	$0.47	$0.26	$2,630	$2,343	$1.23	$1.10

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2023 and 2022, except for certain costs that are not tax deductible. Earnings per Common Share is calculated based on diluted shares. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Non-GAAP Financial Measures below.

(2) The Utility recorded costs of $115 million (before the tax impact of $32 million) and $567 million (before the tax impact of $159 million) during the three months and year ended December 31, 2023, respectively, associated with the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability.

(3) Includes bankruptcy and legal costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing, including legal and other costs and exit financing costs, as shown below. The three months ended December 31, 2023 also include a reclassification from non-core to core earnings of $20 million in interest expense incurred between February 2023 and September 2023 on debt that was originally intended to be repaid with the proceeds from a securitization transaction, as a result of revised debt planning.

(in millions)	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Legal and other costs	$34	$120
Exit financing	(23)	3
Bankruptcy and legal costs (pre-tax)	$11	$123
Tax impacts	(3)	(34)
Bankruptcy and legal costs (post-tax)	$8	$89

(4) Includes any earnings-impacting investment losses or gains associated with investments related to the contributions to the customer credit trust, the charge related to the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by net operating loss monetization, and tax benefits related to the Fire Victim Trust’s sale of PG&E Corporation common stock.

(in millions)	Three Months Ended December 31, 2023	Year Ended December 31, 2023
SB 901 securitization charge	$359	$1,267
Net gains related to customer credit trust	1	(22)
Fire Victim Trust tax benefit net of securitization (pre-tax)	$360	$1,245
Tax impacts	(101)	(348)
Tax benefits from Fire Victim Trust share sales	(337)	(1,158)
Fire Victim Trust tax benefit net of securitization (post-tax)	$(77)	$(262)

(5) Includes costs associated with the decision different for the OII related to the 2017 Northern California Wildfires and 2018 Camp Fire (“Wildfires OII”), the system enhancements related to the locate and mark OII, the restoration and rebuilding costs for the town of Paradise, and the settlement agreement resolving the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, as shown below.

(in millions)	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Wildfires OII disallowance and system enhancements	$3	$3
Locate and mark OII system enhancements	1	5
Paradise restoration and rebuild	—	23
2020 Zogg fire settlement	1	1
Investigation remedies (pre-tax)	$4	$32
Tax impacts	(1)	(8)
Investigation remedies (post-tax)	$3	$24

(6) The Utility recorded $8 million (before the tax impact of $2 million) and $33 million (before the tax impact of $9 million) during the three months and year ended December 31, 2023 related to adjustments associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022.

(7) The Utility recorded $4 million (before the tax impact of $1 million) during the year ended December 31, 2023 of one-time costs related to repositioning PG&E Corporation’s and the Utility’s operating model.

(8) Includes costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance, as shown below.

(in millions)	Three Months Ended December 31, 2023	Year Ended December 31, 2023
2019 Kincade third-party claims	$100	$100
2019 Kincade fire-related costs	2	8
2020 Zogg fire-related costs	1	18
2020 Zogg fire-related insurance recoveries	—	(4)
2020 Zogg fire-related legal settlements	—	50
2021 Dixie fire-related legal settlements	3	20
Wildfire-related costs, net of insurance (pre-tax)	$106	$193
Tax impacts	(30)	(43)
Wildfire-related costs, net of insurance (post-tax)	$76	$150

(9) “Non-GAAP core earnings” is a non-GAAP financial measure. See Non-GAAP Financial Measures below.

Undefined, capitalized terms have the meanings set forth in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2023.

PG&E Corporation’s 2024 Earnings Guidance

	2024
EPS guidance	Low		High
Estimated EPS on a GAAP basis	~	$1.10	~	$1.14
Estimated non-core items: (1)
Amortization of Wildfire Fund contribution (2)	~	0.16	~	0.16
Bankruptcy and legal costs (3)	~	0.02	~	0.02
SB 901 securitization (4)	~	0.01	~	0.01
Investigation remedies (5)	~	0.04	~	0.04
Prior period net regulatory impact (6)	~	(0.01)	~	(0.01)
Wildfire-related costs, net of insurance (7)	~	0.01	~	0.01
Estimated EPS on a non-GAAP core earnings basis	~	$1.33	~	$1.37

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2024, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Non-GAAP Financial Measures below.

(2) “Amortization of Wildfire Fund contribution” represents the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability.

	2024
(in millions, pre-tax)	Low guidance range		High guidance range
Amortization of Wildfire Fund contribution	~	$460	~	$460
Amortization of Wildfire Fund contribution (pre-tax)	~	$460	~	$460
Tax impacts	~	(129)	~	(129)
Amortization of Wildfire Fund contribution (post-tax)	~	$331	~	$331

(3) “Bankruptcy and legal costs” consists of legal and other costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing.

	2024
(in millions, pre-tax)	Low guidance range		High guidance range
Legal and other costs	~	$50	~	$50
Bankruptcy and legal costs (pre-tax)	~	$50	~	$50
Tax impacts	~	(14)	~	(14)
Bankruptcy and legal costs (post-tax)	~	$36	~	$36

(4) “SB 901 securitization” includes the establishment of the SB 901 securitization regulatory asset and the SB 901 regulatory liability associated with revenue credits funded by net operating loss monetization. Also included are any earnings-impacting investment losses or gains associated with investments related to the contributions to the customer credit trust.

		2024
(in millions, pre-tax)	Low guidance range		High guidance range
SB 901 securitization charge	~	$33	~	$33
Net gains related to customer credit trust	~	—	~	—
SB 901 Securitization (pre-tax)	~	$33	~	$33
Tax impacts	~	(9)	~	(9)
SB901 Securitization (post-tax)	~	$24	~	$24

(5) “Investigation remedies” includes costs related to the Paradise restoration and rebuild, the Wildfires OII decision different, the settlement agreement resolving the Safety and Enforcement Division’s investigation into the 2020 Zogg fire, and the locate and mark OII system enhancements.

	2024
(in millions, pre-tax)	Low guidance range		High guidance range
Paradise restoration and rebuild	~	$10	~	$10
Wildfires OII disallowance and system enhancements	~	40	~	40
2020 Zogg fire settlement	~	75	~	75
Locate and mark OII system enhancements	~	5	~	5
Investigation remedies (pre-tax)	~	$130	~	$130
Tax impacts	~	(35)	~	(35)
Investigation remedies (post-tax)	~	$95	~	$95

(6) “Prior period net regulatory impact” represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case.

	2024
(in millions, pre-tax)	Low guidance range		High guidance range
2011-2014 GT&S capital audit	~	$(35)	~	$(35)
Prior period net regulatory impact (pre-tax)	~	$(35)	~	$(35)
Tax impacts	~	10	~	10
Prior period net regulatory impact (post-tax)	~	$(25)	~	$(25)

(7) “Wildfire-related costs, net of insurance” includes legal and other costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance.

	2024
(in millions, pre-tax)	Low guidance range		High guidance range
2019 Kincade fire-related costs	~	$15	~	$15
2020 Zogg fire-related costs	~	5	~	5
2020 Zogg fire-related insurance recoveries	~	(5)	~	(5)
2021 Dixie fire-related legal settlements	~	15	~	15
Wildfire-related costs, net of insurance (pre-tax)	~	$30	~	$30
Tax impacts	~	(8)	~	(8)
Wildfire-related costs, net of insurance (post-tax)	~	$22	~	$22

Undefined, capitalized terms have the meanings set forth in PG&E Corporation’s and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2023.

Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

Non-GAAP Core Earnings and Non-GAAP Core EPS

“Non-GAAP core earnings” and “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” are non-GAAP financial measures. Non-GAAP core earnings is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. Non-GAAP core EPS is calculated as non-GAAP core earnings divided by common shares outstanding on a diluted basis.

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of non-GAAP core EPS for the years 2024-2026, PG&E Corporation is unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.

Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.